EXHIBIT 23.1

CONSENT OF
KABANI & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the inclusion in this Registration Statement on Form SB-2 (Registration No. 333-109703) and in the related Prospectus, of our report dated August 11, 2003, relating to the financial statements of NetSol Technologies, Inc. the year ended June 30, 2003. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ Kabani & Company

Kabani & Company
Certified Public Accountants
Fountain Valley, California
Date: December 3, 2003